Exhibit 99.1

PRESS RELEASE Jan. 13, 2006 7 AM EST

Arrowhead Announces $19.6 Million Investment by

York Capital Management and Knott Partners

PASADENA, Calif. – Jan. 13, 2006 – Arrowhead Research Corporation, (NASDAQ: ARWR) a diversified nanotechnology company, today announced a definitive agreement to sell 5,590,000 shares of restricted common stock to York Capital Management and Knott Partners, LP. This infusion of capital is expected to accelerate Arrowhead’s growth and strengthen its strategic position within the emerging field of nanotechnology.

“We think Arrowhead’s innovative and scalable business model will position it well in this growth industry. We are delighted to partner with Bruce, Leon and the Arrowhead team, helping them to accelerate their plans for investment and growth,” stated Alexander Klabin, Senior Vice President of York Capital. John Schneller of Knott Partners, an existing shareholder, added, “We are excited to increase our ownership position to approximately 12.50% from 9.50% in this promising emerging growth company.”

“We are extremely pleased to partner with well-established institutions of this caliber,” stated Leon Ekchian, President of Arrowhead. “This capital infusion enables Arrowhead to expand its existing subsidiaries and make additional strategic investments and acquisitions, as appropriate.”

Under the terms of the deal, York will purchase 4,161,429 shares of restricted common stock and Knott will purchase 1,428,571 shares of restricted common stock at $3.50 per share. Additionally, York and Knott will receive, in the aggregate, warrants to purchase an additional 1,397,500 shares of restricted common stock at $5.04 per share. The agreement is subject to final approval of the listing of the shares by NASDAQ.

About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) is a diversified nanotechnology company structured to commercialize products expected to have revolutionary impacts on a variety of industries, including materials, electronics, life sciences, and energy.

There are three strategic components to Arrowhead’s business model:

•	Outsourced R&D Program: Arrowhead identifies patented or patent-pending technologies at universities or government labs and funds additional development of those technologies in exchange for exclusive rights to commercialize the resulting prototypes. Leveraging the resources and infrastructure of these institutions provides Arrowhead with a highly cost-effective development pipeline. Currently, Arrowhead is supporting efforts in nanosensors, stem cell technology, and interconnects for integrated circuits at the California Institute of Technology, Stanford University, and Duke University.

•

Commercialization Program: After prototypes have been sufficiently developed in the laboratories, Arrowhead forms or acquires majority-owned subsidiaries to commercialize the technology and provides the subsidiaries with strategic, managerial, and operational support. At present, Arrowhead owns majority interest in subsidiaries commercializing diverse technologies, including anti-cancer drugs, RNAi therapeutics, compound semiconductor materials and carbon nanotube technologies.

•	The Patent Toolbox: Arrowhead has acquired or exclusively licensed patents and patent applications covering a broad range of nanotechnology. The Company is actively seeking to add to this intellectual property portfolio.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, our Registration Statement on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact

Virginia E. Dadey

Telephone: 212-541-3707

Email:	vdadey@arrowres.com